Exhibit 99.1
Contact:
Joyce Shinn
MTI Technology Corporation
949-885-7337
JShinn@mti.com
MTI TECHNOLOGY CORPORATION ANNOUNCES NASDAQ DELISTING
Securities Expected to be Quoted in the Pink Sheets
IRVINE, CA, May 31, 2007 — MTI Technology Corporation (NASDAQ: MTIC) announced today that it has received notification that the NASDAQ Listing Qualifications Panel has determined to delist the Company’s securities, effective at the open of business on June 1, 2007. This delisting is a result of the Company’s failure to meet the minimum stockholders’ equity requirement for continued listing.
The Company has been advised that its securities are immediately eligible for quotation on the Pink Sheets, an electronic quotation service for securities traded over-the-counter, effective with the open of business on June 1, 2007. The Company’s common stock may, in the future, also be quoted on the Over-the-Counter Bulletin Board (“OTCBB”) maintained by the NASD, provided that a market maker in the common stock files the appropriate application with, and such application is cleared by, the NASD. The Company anticipates disclosing further trading venue information for its common stock once such information becomes available.
About MTI Technology
MTI is a global provider of end-to-end information infrastructure solutions for the mid to large size enterprise. With more than 20 years experience in delivering innovative technology solutions and more than 5 million hours of providing professional services, MTI is a leader in end-to-end information infrastructure solutions that span analysis, design, implementation and support. In addition to having served almost 4,000 direct customers as a trusted solutions provider, MTI has strategic technology and services relationships with industry leaders including EMC, Microsoft, VMWARE, Symantec and Cisco.
MTI is a registered trademark of MTI Technology Corporation. All other company, brand or product names are registered trademarks or trademarks of their respective holders.
About Pink Sheets LLC
Pink Sheets provides broker-dealers, issuers and investors with electronic and print products and information services designed to improve the transparency of the Over-the-Counter (OTC) markets. The products are designed to increase the efficiency of OTC markets, leading to greater liquidity and investor interest in OTC securities. Pink Sheets centralized information network is a source of competitive market maker quotations, historical prices and corporate information about OTC issues and issuers. Pink Sheets is neither an SEC-Registered Stock Exchange nor a NASD

Broker/Dealer. Investors must contact a NASD Broker/Dealer to trade in a security quoted on the Pink Sheets. Pink Sheets LLC is a privately owned company headquartered in New York City. More information is available at http://www.pinksheets.com
About OTC Bulletin Board
The OTC Bulletin Board (OTCBB) is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in OTC equity securities. An OTC equity security generally is any equity that is not listed or traded on NASDAQ or a national securities exchange. OTCBB securities include national, regional, and foreign equity issues, warrants, units, ADRs, and Direct Participation Programs (DPPs). More information is available at http://www.otcbb.com.
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This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding MTI’s expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding future quotations of MTI stock. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include competition, evolving technology, and the economy and other world events. Other important factors are set forth in MTI’s periodic filings with the U.S. Securities and Exchange Commission, including its Form 10-K for the year ended April 1, 2006. All forward-looking statements in this document are made as of the date hereof, based on information available to MTI as of the date hereof, and MTI assumes no obligation to update any forward-looking statement.
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